EXHIBIT 11.1

                PHYSICIANS RESOURCE GROUP, INC. AND SUBSIDIARIES
                      COMPUTATION OF LOSS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           SEPTEMBER 30, 1997
                                                       ------------------------
                                                         THREE           NINE
                                                         MONTHS         MONTHS
                                                         ENDED          ENDED
                                                       ----------      --------
PRIMARY LOSS PER SHARE
   Net loss ......................................     $  (18,436)     $(10,564)
                                                       ==========      ========
   Weighted average number of common shares
      outstanding ................................         29,764        29,746

   Net effect of dilutive stock options,
      warrants and convertible preferred
      stock based on the treasury stock
      method using average market price ..........           --            --
                                                       ==========      ========
   Weighted average number of common and
      common equivalent shares outstanding .......         29,764        29,746
                                                       ==========      ========
PRIMARY LOSS PER COMMON AND COMMON
EQUIVALENT SHARE .................................     $    (0.62)     $  (0.36)
                                                       ==========      ========
FULLY DILUTED LOSS PER SHARE
   Net loss ......................................     $  (18,436)     $(10,564)
                                                       ==========      ========
   Weighted average number of common shares
      outstanding ................................         29,764        29,746

   Net effect of dilutive stock options based
      on the treasury stock method using
      the greater of the average or
      ending market price ........................           --            --
                                                       ==========      ========
   Weighted average number of common and
      common equivalent shares outstanding .......         29,764        29,746
                                                       ==========      ========
LOSS PER COMMON AND COMMON EQUIVALENT SHARE
ASSUMING FULL DILUTION ...........................     $    (0.62)     $  (0.36)
                                                       ==========      ========